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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20545

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

                               October 11, 1996
                               ----------------
                               Date of Report
                      (Date of earliest event reported)

                     Bullet Sports International, Inc.
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           (Exact name of Registrant as specified in its charter)

                                  Delaware
                                  --------
               (State or other jurisdiction of incorporation)

               0-25682                             13-3561882
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        (Commission file number)          (IRS employer identification no.)

                2803 South Yale
              Santa Ana, California                       92704
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        (Address of principal executive offices)        (Zip code)

                               (714) 966- 0310
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            (Registrant's telephone number, including area code)
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ITEM 5. Other Events

     On October 11, 1996, Bullet Sports International, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and made a part hereof, regarding the Company's financial results for the quarter ended August 31, 1996. The Company will file a quarterly report on Form 10-QSB with the Securities and Exchange Commission concerning these results.

         ITEM 7. Financial Statements and Exhibits

         a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not Applicable


         b)      PRO FORMA FINANCIAL INFORMATION. Not Applicable

         c)      EXHIBITS.

                 99.1 Press Release of Bullet Sports International, Inc. dated October 11, 1996.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BULLET SPORTS INTERNATIONAL, INC.

                                        /s/ JOHN A. HAAS
                                        ------------------------------------
                                        John A. Haas
                                        President and Chief Executive Officer

Date: October 14, 1996






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                               INDEX TO EXHIBITS

Exhibit 99.1 Press Release of Bullet Sports International, Inc., dated October 11, 1996






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                                                                    EXHIBIT 99.1

  Press Release of Bullet Sports International, Inc., dated October 11, 1996.






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         BULLET REPORTS FISCAL 1997 SECOND QUARTER RESULTS

Santa Ana, California - October 11, 1996.

Bullet Sports International, Inc. [Nasdaq:PARR] reported today its operating results for the second quarter of its fiscal year ending February 28, 1997.

Revenues for the three months ended August 31, 1996, were $1,730,000, compared to $4,272,000 for the same period of the prior year. Net loss for the three months ended August 31, 1996, was $1,480,000, or $.41 per common share net of the provision for preferred stock dividends, compared to a net loss of $741,000, or $.29 per common share for the comparable prior year. Per share data is based on 4,086,000 and 2,717,000 weighted average common and common equivalent shares, respectively, outstanding during the current and prior year's fiscal quarter.

Revenues for the six months ended August 31, 1996, were $4,174,000, compared to $8,895,000 for the same period of the prior year. Net loss for the six months ended 31, 1996, was $2,233,000, or $.64 per common share net of the provision for preferred stock dividends, compared to a net loss of $842,000 or $.53 per common share in the same period of the prior year. Per share data is based on 3,918,000 and 1,794,000 weighted average common and common equivalent shares, respectively, outstanding during the current and prior year six month periods.

The Company noted that its level of marketing activities continued to be unfavorably impacted during the second quarter as a result of restrictions in its principal lending agreement limiting available working capital. The Company continues to pursue alternative financing sources. Additionally, substantial charges were accrued during the second quarter relating to certain payments which may be claimed by various preferred stockholders holding registration rights relating to convertible preferred stock issued during the first quarter, as the Company did not meet certain deadlines with respect to filing and gaining effectiveness of a "shelf" registration statement with the Securities and Exchange Commission, covering the shares of common stock underlying the convertible preferred stock. Unless the Company is successful in getting these payment obligations waived or substantially reduced, additional charges will be incurred during the third quarter of the current fiscal year, until the requisite registration statement becomes effective with the SEC. The registration statement is anticipated to be filed within a few days, but no assurance can be given as to the time of effectiveness with the SEC.

The Company also noted that it had received a favorable response at the Las Vegas International PGA trade show in September 1996 of a new golf product incorporating "The Shaft(R)," an advanced technology graphite shaft manufactured by Aldila. Orders for the new product are now being taken, for delivery in November and thereafter. The Company believes that the impact of sales of the new product will not be seen until after the PGA show in January 1997, at the beginning of the 1997 golf season.
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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for certain qualifying forward-looking statements. Certain information included in this news release and other material filed or to be filed by the Company with the Securities and Exchange Commission (as well as certain information included in oral statements or the written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to projected financial items and results, plans for future expansion and other business development activities, capital spending or financing sources, capital structure and the effects of regulation and competition. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may materially differ from those expressed in any forward-looking statements by or on behalf of the Company.

Bullet Sports International, Inc. is headquartered in Santa Ana, California. The Company is a full-line manufacturer and distributor of golf equipment and accessories, which include clubs, bags and golf balls.